UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
 ACT OF 1934
Date of Report (Date of Earliest Event Reported)   November 19, 2008

	Registrant, State of Incorporation, Address of	I.R.S. Employer
Commission File	Principal Executive Offices and Telephone	Identification
Number	Number	Number

1-08788	SIERRA PACIFIC RESOURCES	88-0198358
Nevada
P.O. Box 30150 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

2-28348	NEVADA POWER COMPANY d/b/a	88-0420104
NV Energy
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 367-5000

0-00508	SIERRA PACIFIC POWER COMPANY d/b/a	88-0044418
NV Energy
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

None.
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

    On November 19, 2008, Sierra Pacific Resources (the “Company”) changed its name to NV Energy, Inc.  This name change was effected through an Amendment to the Company’s Restated Articles of Incorporation (the “Amendment”) which was approved by the Company’s shareholders at a special meeting held the same day.  The Amendment also allows the Company’s Board of Directors to designate the Company’s principal place of business.  The Amendment became effective upon its filing with the Secretary of State of Nevada on November 19, 2008.  The text of the Amendment is attached hereto as Exhibit 3.1.

The Company had previously announced, on September 22, 2008, that its two utility subsidiaries, Nevada Power Company and Sierra Pacific Power Company, would both begin doing business as NV Energy.

As of the opening of trading on November 20, 2008, the Company’s Common Stock, which currently trades on the New York Stock Exchange under the ticker symbol “SRP”, will trade under the new ticker symbol “NVE” and will be assigned a new CUSIP number of 67073Y 106.  At the same time, the Company’s 7.803% Senior Notes due 2012, which currently trade under the ticker symbol “SRP12” will trade under the new ticker symbol “NVE12.”  The CUSIP number for this debt (826428 AJ3) will remain the same.

On November 19, 2009, the Company issued a press release announcing the name change.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

 (d) Exhibits — The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

3.1	Text of Amendment to Restated Articles of Incorporation of NV Energy, Inc.
99.1	Press Release, dated November 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)

Date: November 20, 2008	By:	/s/ E. Kevin Bethel
E. Kevin Bethel Chief Accounting Officer

Nevada Power Company d/b/a NV Energy (Registrant)

Date: November 20, 2008	By:	/s/ E. Kevin Bethel
E. Kevin Bethel Chief Accounting Officer

Sierra Pacific Power Company d/b/a NV Energy (Registrant)

Date: November 20, 2008	By:	/s/ E. Kevin Bethel
E. Kevin Bethel Chief Accounting Officer